UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2009 (November 19, 2009)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2009, Koss Corporation (the “Company”) amended its Restated Certificate of Incorporation to increase the number of authorized shares of the Company from eight million five hundred thousand (8,500,000) to twenty million (20,000,000) with a $0.005 par value.  The amendment was approved at a special meeting of stockholders on November 19, 2009.

The increase in the number of authorized shares was a condition of the two-for-one forward stock split that was approved by the Company’s Board of Directors on October 7, 2009. The stock split is required in order to bring the Company into compliance with Nasdaq’s continued listing requirements.

The forward stock split will be effected in the form of a stock dividend of one share of Common Stock for each share of Common Stock outstanding on or about November 20, 2009, the record date for the stock split.  The Company expects that the stock dividend will be distributed on December 1, 2009.

The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the full text of the amendment, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

A copy of the press release announcing the amendment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 8.01.              Other Events.

A description of the Company’s forward stock split is contained in Item 5.03 of this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)         Exhibits

Number	Description

Exhibit 3.1	Text of amendment to the Restated Certificate of Incorporation of Koss Corporation, filed November 19, 2009.

Exhibit 99.1	Press Release of Koss Corporation dated November 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 20, 2009	KOSS CORPORATION

	By:	/s/ Michael Koss
Michael J. Koss
Chief Executive Officer,
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Text of amendment to the Restated Certificate of Incorporation of Koss Corporation, filed November 19, 2009.

99.1	Press Release of Koss Corporation dated November 19, 2009.